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As filed with the Securities and Exchange Commission on June 7, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2002

ALLEGIANCE TELECOM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-24509 (Commission File No.)	75-2721491 (I.R.S. Employer Identification No.)
9201 North Central Expressway Dallas, Texas 75231 214/261-2100 (Address of Principal Executive Offices) (Zip Code) (Registrant's telephone number including area code)
Not applicable (Former Name and Former Address, if Changed Since Last Report)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Our Audit Committee of the Board of Directors of Allegiance Telecom, Inc. ("our company" or "we") unanimously approved the appointment of KPMG LLP as the independent accountants of our company for the fiscal year ending December 31, 2002, replacing Arthur Andersen LLP ("Arthur Andersen"). We formally terminated our relationship with Arthur Andersen and engaged KPMG LLP as our independent accountants on May 31, 2002.

        The audit reports of Arthur Andersen on the consolidated financial statements of our company as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of the two fiscal years ended December 31, 2001 and 2000 and during the subsequent interim period through March 31, 2002 and the date of this report, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        During the two fiscal years ended December 31, 2001 and 2000 and through the subsequent interim period through March 31, 2002 and the date of this report, we did not engage KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

        As required by Item 304(a)(3) of Regulation S-K, we have furnished Arthur Andersen with the disclosure contained in this Item 4. Arthur Andersen has furnished us with a letter dated June 7, 2002, and addressed to the Securities and Exchange Commission certifying that it agrees with the statements made by us in this Item 4 (see Exhibit 16).

ITEM 7.    EXHIBITS

(c)
The following exhibit is filed as part of this report:

Exhibit 16	—	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 7, 2002

SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, Allegiance Telecom, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 7, 2002.

ALLEGIANCE TELECOM, INC.
By	/s/ MARK B. TRESNOWSKI Mark B. Tresnowski Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 7, 2002

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. EXHIBITS
SIGNATURES
EXHIBIT INDEX